                                      LEASE

          THIS LEASE is made and entered into by and between Henry G. Luken, III, a Tennessee resident, herein called "Owner", and Covista, Inc., a New Jersey company, herein called "Tenant".

          For acknowledged consideration, Owner leases to Tenant and Tenant rents from Owner the real property located at 4801 Highway 58 in the City of Chattanooga, County of Hamilton, State of Tennessee, being the property more fully described in Exhibit A, attached hereto, together with all improvements and additions thereon, herein called the "premises"; and Owner and Tenant agree as follows:

                                    SECTION 1
                         TERM AND OPTION TO EXTEND TERM

          1.1 The term of this lease shall be for five (5) years beginning on the 1st day of September, 2001.

          1.2 Tenant shall have the option to extend the term of this lease for an additional five (5) years, this option to be exercised by giving written notice to Owner at least ninety (90) days prior to the expiration of the then current term under this lease. During the extended term, the provisions of this lease shall remain the same except that the amount of rent shall be increased if and to the extent provided by this lease.

          1.3 Owner shall not be liable for failure to give possession of the premises to Tenant upon the effective date of this lease if the failure occurs because the premises are not ready for occupancy, or are being held over by a prior tenant or are otherwise in the wrongful possession of another party, or are not available for any other reason. In such event the rent shall not begin until possession is gTiven to or made available to Tenant, and the term of this lease shall not be extended by such delay in delivering possession. If the delay in possession exceeds thirty (30) days, either Owner or Tenant, by written notice to the other, may terminate this lease and neither party shall have nor incur any liability or obligation to the other party as a result of such termination.

                                    SECTION 2
                                      RENT

          2.1 During the lease Tenant shall pay and Owner shall accept a rental as follows:

            Rental Period                   Rent
-----------------------------------   -----------------
September 1, 2001 - August 30, 2002   $7,200 per month
September 1, 2002 - August 30, 2003   $9,600 per month
September 1, 2003 - August 30, 2004   $12,000 per month

The rental for each month beginning on September 1, 2004 and the rental for any extended term if the term of the of this lease is extended beyond the original term, shall be Twelve Thousand Dollars

($12,000.00) per month or, if greater, the amount determined by multiplying the rental for each month of the prior year by a fraction, the numerator of which is the Consumers Price Index United States - All Items, for January of the fourth and fifth year or each year of the extended term, and the denominator of which is such index figure on the same base, for January of 2003, provided that such fraction shall never be less than one (1).

          2.2 In addition to these rental payments, Tenant shall pay when due, as additional rent, all other amounts to be paid by Tenant under this lease.

          2.3 It is the intention of Owner and Tenant that the rent paid under this lease shall be net to Owner and that each year during the term of the lease all costs, expenses and obligations of every kind relating to the premises (except as otherwise specifically provided in this lease) which may arise or become due during the term of this lease shall be paid by Tenant, and that Owner shall be indemnified by Tenant against such costs, expenses and obligations.

          2.4 All payments of rent shall be made by Tenant to Owner without notice or demand, at such place within the United States as Owner may from time to time designate in writing. For the present Owner designates Owner's address stated in or pursuant to the Notices provisions of this lease as the place for making the payments of rent. All rents shall be payable in legal tender of the United States as the same is then constituted.

          2.5 A late fee will accrue at the rate of twelve percent (12%) per annum on all delinquent rent and other amounts due from Tenant. Such late fee shall be immediately due and payable as additional rent under this lease.

                                    SECTION 3
                                    UTILITIES

          Tenant shall pay for all utilities, including but not limited to water, gas, electricity, sewage disposal, and heat and other utilities used on the premises during the term of this lease and shall pay all charges of any party furnishing water pressure for any sprinkler system on the premises.

                                    SECTION 4
                                      TAXES

          4.1 Tenant shall pay all real property taxes, assessments and governmental levies on the premises.

          4.2 Tenant shall pay any license tax or other tax on the business activity of Tenant and on property belonging to Tenant and situated on the premises, and any real property tax attributable to any additions or improvements added to the premises by Tenant.

                                    SECTION 5
                                TAX CERTIFICATION

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          Owner hereby certifies that Owner is not a non-resident alien, or foreign corporation, a foreign partnership, a foreign trust or a foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations); that Owner's Social Security number or Federal Income Tax number and home or office address are as shown in this Lease. Owner acknowledges that this certification may be disclosed to the Internal Revenue Service pursuant to federal law.

                                    SECTION 6
                      REPAIRS, MAINTENANCE AND IMPROVEMENTS

          6.1 Tenant shall at its own expense keep the premises clean, neat and free of all trash or rubbish.

          6.2 Tenant shall, at Tenant's expense, maintain and keep in good repair the interior of the premises including but not limited to the ceiling, light fixtures, interior walls and floors, all doors, windows, glass, and plumbing, all water and gas pipes, and sprinkler system, if any.

          6.3 Owner shall, at Owner's expense, make all necessary exterior structural repairs including but not limited to the roof, gutters and downspouts, and the outside walls of the premises, and the exterior of all improvements on the premises.

          6.4 The parking lot paving, parking areas, sidewalks, lawns and landscaping shall be maintained by Tenant.

          6.5 Owner shall, at its own expense, make all structural repairs and restorations, whether or not interior or exterior, ordinary or extraordinary, recurring or nonrecurring in nature, and shall keep the premises in good repair, ordinary wear and tear, and damage by reason of natural causes or fire excepted.

          6.6 Tenant may make reasonable alterations, additions and improvements to the premises, including the erection of signs, at Tenant's expense but only with the prior consent in writing of Owner. All such work shall be in compliance with all applicable federal, state and local laws and regulations, including those pertaining to access to public accommodations, and Owner's consent to make such alterations will not relieve Tenant of such responsibility. All alterations, additions or improvements made by either of the parties, except movable office furniture and movable business fixtures and equipment put in at the expense of Tenant, shall inure to the benefit of Owner and shall belong to Owner absolutely as soon as made or installed. Tenant may, if Tenant is not in default on any of the terms and conditions of this lease, remove at the termination of the lease any movable office furniture or movable business fixtures or equipment purchased or provided by Tenant that may be moved without damage to the building, provided that Owner is notified before the termination date that this right will be exercised, as to described fixtures or equipment. If Tenant causes any damage to the premises in removing Tenant's property, Tenant shall pay for all repairs.

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          6.7 Upon termination of this lease Tenant shall return the premises to
Owner in the same condition as when received, ordinary wear and tear excepted.

                                    SECTION 7
                        LIABILITY INSURANCE AND INDEMNITY

          7.1 In addition to any insurance which Tenant deems necessary to protect Tenant's interests, Tenant shall, at Tenant's expense, secure and maintain during the term and any extended term of this lease, liability insurance with an insurance company satisfactory to Owner, with Tenant and Owner as named insureds, in amounts not less than $1,000,000 per person, $1,000,000 per occurrence for all persons and $500,000 for property damage. Tenant may, in lieu of delivering the original policies of insurance, deliver to Owner insurance company certificates evidencing the coverage. The requirement of the liability insurance notwithstanding, Owner shall not be liable for any injury or damage to persons or property occurring in or about the premises, and Tenant shall save Owner harmless from responsibility for any and all such injuries and for all such damage arising from any cause whatsoever. Owner shall be under no liability to Tenant arising from any discontinuance of heat or water, or both, caused by accident, by breakage, by strike, or otherwise. Owner shall not be liable for loss of or damage to the property of Tenant caused by rain, snow, water or steam that may leak into or flow from any part of the premises as a result of any defect in the roof or plumbing or any cause whatsoever, or for loss or damage caused by the handling of electric wires or lights.

          7.2 If the Tenant shall fail, refuse or neglect to obtain such insurance or to maintain the same, and furnish the Owner with proof of the same upon demand, the Owner shall have the right, in addition to other remedies, to procure such insurance and to add the cost thereof to any rental or other sums payable under this lease, and the amount thereof shall be payable to the Owner on demand with lawful interest thereon.

          7.3 Tenant shall cause any policy or certificate of insurance required by this lease to be issued promptly upon any renewal or extension of such coverage showing the Owner as insured.

                                    SECTION 8
                     CASUALTY INSURANCE AND CASUALTY DAMAGE

          8.1 Tenant shall secure and constantly maintain, at Tenant's expense, insurance against loss or damage by fire and such other casualty risks and hazards, including but not limited to lightning, flood and windstorm, as are insurable under present and future standard forms of extended coverage insurance policies, upon the buildings and other improvements erected on the premises.

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Any such policy or policies of insurance shall name Owner as the insured, and shall otherwise be in a form approved by Owner.

          8.2 Tenant shall furnish the original of such policy to Owner or insurance company certificates evidencing the coverage.

          8.3 If the premises are so used that casualty insurance cannot be secured, Tenant will become the insurer, and Owner may cancel this lease by giving written notice to Tenant.

          8.4 If the premises are rendered totally or substantially untenantable by fire or other casualty, this lease, at the option of Owner or Tenant exercised in writing within thirty (30) days of the date of the fire or casualty, shall terminate; otherwise Owner shall restore the premises as rapidly as sound business judgment permits.

          8.5 If the premises are rendered totally or substantially untenantable, and are to be restored, rent will abate during restoration and the term of this Lease shall be extended for a period of time equal to the period of time of such restoration. If the premises are so damaged that Tenant can continue to occupy the same or part of same, the rent shall abate pro rata only and Owner shall repair the damage as rapidly as sound business judgment permits.

          8.6 The Owner shall have the sole and exclusive right to the proceeds of any insurance covering the premises whether provided by Owner or Tenant. If any restoration or repair work is to be done, the proceeds of any insurance shall be provided to Owner for that purpose. Any insurance proceeds in excess of the cost of such restoration or repairs, or all of the insurance proceeds if the premises are not to be restored or repaired pursuant to the provisions of this lease, shall be the sole property of and paid to Owner, and Tenant shall have no interest therein. In the event of a mortgage or encumbrance on the premises which requires that the insurance proceeds be used to retire or pay such mortgage or encumbrance, then Owner shall have no obligation to rebuild or repair and this lease may be terminated upon notice to Tenant following any fire or casualty.

          8.7 Tenant shall carry and maintain at its own expense such insurance as Tenant deems necessary or advisable to protect its interests under this lease with regard to Tenant's fixtures, equipment and merchandise located at the premises.

                                    SECTION 9
                               WARRANTIES OF OWNER

          9.1 Owner warrants and covenants that Owner is lawfully able to demise the premises and that Tenant, on paying the rental herein provided and performing the other covenants and conditions herein contained, shall have quiet and peaceful possession of the premises during the lease term. No provisions of this lease are intended to warrant or imply that Owner has any greater right or interest than stated in this paragraph.

          9.2 Except as otherwise specifically provided in this lease, Tenant is acquainted with the entire premises and accepts the same in their present condition. Tenant assumes responsibility for the safety of the premises, for the suitability of the premises for Tenant's use, and for the premises' compliance with the requirements of Title III of the American with Disabilities Act of 1991.

          9.3 Owner makes no other warranties express or implied.

                                   SECTION 10
                             SUBLEASE OR ASSIGNMENT

          Neither Tenant nor any court or officer thereof or receiver or trustee in bankruptcy shall sublease, assign, or transfer the premises or any interest in this lease without the consent in writing of Owner, which shall not be unreasonably withheld. Landlord may withhold consent if the premises is not currently a place of public accommodation and the subletting or assignment will cause it to be used at such. In the event of a sublease or assignment, Tenant shall always remain liable for any default of a subtenant or assignee. The receipt by Owner of rents from any assignee, subtenant or occupant shall not be deemed to be a waiver of these provisions.

                                   SECTION 11
                                 USE OF PREMISES

          The premises shall during the term of this lease be used only for offices, and no part of the premises or improvements thereon shall be used in any manner whatsoever for a purpose in violation of the laws of the United States or the state in which the premises are located or any other applicable ordinance, regulation or law. Tenant shall comply with all laws, ordinances, regulations or orders enacted or passed during the term of this lease applicable to the premises.

                                   SECTION 12
                                  CONDEMNATION

          If at any time a substantial part or all of the premises be taken for any public or quasi-public use under any statute or by right of eminent domain or by private purchase in lieu thereof by a body vested with the power of eminent domain, this lease shall continue until the date of the taking, at which time this lease shall terminate and Tenant shall have no rights in any award or purchase price paid by reason of the taking. In the event a condemnation or purchase takes place and the premises continue to be tenantable for Tenant's purposes, the rent shall be abated pro rata, Tenant shall have no rights in any award or purchase price paid by reason of the taking, and the lease shall continue otherwise in full force and effect. The termination of this lease or the abatement of rent by reason of the condemnation or purchase shall be without prejudice to the rights of either Owner or Tenant (to the extent Tenant has an independent claim) to recover compensation and damage caused by the condemnation or taking from the condemner or taker. Neither Owner nor Tenant shall have any rights in any award made to the other by reason of such condemnation or taking.

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                                   SECTION 13
                            ENVIRONMENTAL COMPLIANCE

          13.1 Tenant, at Tenant's Expense, shall comply with all Environmental Laws (as defined below) pertaining to Tenant's business use and occupancy of the Premises and shall promptly advise Owner of any Notice, as defined herein. Tenant hereby agrees to and does indemnify and holds Owner harmless from and against any and all liability, obligations, losses, damages, penalties, claims, clean-up costs, fines, civil penalties and actions, suits, including legal fees imposed on, incurred by, or reserved against Owner arising out of the existence or presence of any "Regulated Substance", as defined herein, on, under or from the Premises from and after the commencement of the initial term of this lease ("Commencement Date") arising out of Tenant's occupancy and use of the Premises; and any liability, claims, or damages in any way related to or arising out of the removal, treatment, storage, disposal, disposition, mitigation, clean-up or remedying of by Tenant of Regulated Substances on the Premises. Notwithstanding anything herein to the contrary, Owner agrees that Tenant has no obligation to and does not indemnify Owner for any claims or damages due to any Regulated Substances existing or present on the Demised Premises prior to the Commencement Date or arising out of the acts of third parties not under Tenant's control.

          13.2 For the purposes of this Section 14, the following terms shall have the meanings set forth herein:

               (a) "Environmental Laws" means any applicable federal, state, regional, county or local laws, statutes, rules, regulations or ordinances, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section 6901 et seq. ("RCRA"), the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Section 1251 et seq ("CWA"), the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et seq. ("TSCA"), the Emergency Planning and Community Right-To-Know Act of 1986, as amended, 42 U.S.C. Section 11001 et seq. ("Sara Title III"), the Clean Air Act of 1986, as amended, 42 U.S.C. Section 7401 et seq. ("CAA"), the National Environmental Policy Act and Harbors Act of 1899, 33 U.S.C. Section 401 et seq. ("RHA"), the Occupational Safety and Health Act of 1970, 29 U.S.C. Section 651 et seq. ("OSHA"), and the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Section 300(f) et seq. ("SDWA"), and any and all rules, regulations and guidance documents promulgated or published thereunder, and any other federal, state, county or local statute, law, rule, regulation or ordinance relating to public health, safety or the discharge, emission, or disposal to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of regulated substances (including without limitation, petroleum, its derivatives, by-products or other hydrocarbons), to exposure to toxic, hazardous, or other controlled, prohibited or other regulated substances, to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder.

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               (b) "Regulated Substances" means any substances, materials, wastes or pollutants that are from time to time defined by or pursuant to or are regulated as such under any statute, law, ordinance, rule or regulation of any federal, state, regional, county or local authority having jurisdiction over the Premises or its use, including without limitation, petroleum, petroleum derivatives or by-products, or other hydrocarbons or any material, substance, pollutant or waste that is (a) defined as a hazardous substance under Section 311 of CWA, (b) defined as a hazardous waste under Section 1004 of RCRA, (c) defined as a hazardous substance under Section 101 of CERCLA, or (d) otherwise regulated in its transportation, storage, disposal, management or release by any federal, state, county or local statute, law, rule, regulation or ordinance.

               (c) "Release" means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, burying, leaching, migrating, disposing or dumping (in the appropriate tense for the context used).

               (d) "Notice" shall mean any summons, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from the Tennessee Department of Environment and Conservation ("TDEC"), the United States Environmental Protection Agency ("EPA") or other federal, state or local agency or authority, or any other entity or any individual, concerning any intentional or unintentional act or omission that has resulted or that may result in the release of regulated substances into the waters (including groundwaters) or onto the lands of the State of Tennessee or adjacent jurisdiction, or into the "environment" as such term is defined in CERCLA from or on the Premises, and may include, without limitation (i) the imposition of any lien on the Premises, pursuant to any Environmental Laws (as defined above) (ii) any violation of federal, state, regional, county or local environmental laws, statutes, rules, regulations, ordinances, governmental actions, orders or permits, or (iii) any knowledge, after due inquiry and investigation, of any facts that could give rise to any of the above.

                                   SECTION 14
                       MECHANICS' AND MATERIALMEN'S LIENS

          Tenant shall not do or suffer anything to be done whereby the premises shall be encumbered by a lien, and shall, whenever and as often as any lien is filed against the premises purporting to be for labor or material furnished or to be furnished to the Tenant, discharge the same of record within twenty (20) days after the date of filing. Tenant shall indemnify Owner from all actions and costs of suit by any person to enforce a lien, together with any costs and attorney fees incurred by Owner. Tenant may contest the validity of any lien or claim if Tenant shall have posted a bond with adequate surety to insure that immediately upon final determination of validity of the lien or claim Owner shall be paid for any judgment rendered, with all proper costs and charges, and Tenant shall at such time have the lien released without cost to Owner. Notice is hereby given that Owner shall not be liable for any labor or materials furnished or to be furnished to the Tenant on credit, and that no mechanics', materialmen's or other lien for any such labor or material shall attach to or affect the reversionary or other estate or interest of Owner in and to the real estate and improvements which are a part of the premises.

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                                   SECTION 15
                                 ENTRY BY OWNER

          Tenant shall permit Owner, or Owner's agents or employees, at all reasonable hours, to enter and examine the premises, or to show the premises to persons wishing to rent or purchase the same, or to make proper repairs or alterations, taking any space needed; and during the two (2) months preceding the termination of any term of this lease, Tenant will permit customary "For Sale" or "For Rent" notices, or both, to be exhibited on the premises.

                                   SECTION 16
                                     DEFAULT

          16.1 Should Tenant be in default in the payment of rent and remain in default for a period of ten (10) days, such default shall, at Owner's option, constitute a forfeiture of the lease.

          16.2 Should Tenant violate any other term, condition, or covenant of this lease and not cease or otherwise cure the violation within thirty (30) days after receiving written notice from Owner, or if Tenant should abandon or vacate the premises prior to the expiration of the original or any extended term of this lease, or if Tenant should be adjudicated a bankrupt or insolvent according to law, or should make an assignment for the benefit of creditors, or if a receiver, trustee or liquidator of Tenant's property shall be appointed and not discharged within sixty (60) days, then the occurrence of such act or omission shall, at Owner's option, constitute a forfeiture of the lease.

          16.3 If a forfeiture is declared by Owner for any reason, then in addition to and not in substitution for any responsibilities or liabilities of Tenant, or any options available to Owner, under this instrument or applicable law:

               (a) Tenant shall be liable for all future rentals, any rents in arrears and all other amounts necessary to compensate Owner for Tenant's breaches of covenant, all such amounts to become immediately due and payable; and

               (b) Owner may, at Owner's option: (i) lease the premises to another tenant for part or all of the remainder of the term, in which event there shall be set off against the amounts otherwise owed by Tenant the amount of rents actually received from the new tenant less the costs related to entering into the new lease and preparing the premises for the use of the new tenant; or (ii) refrain from leasing the premises to another tenant, in which event there shall be set off against the amounts owed by Tenant any portion of the loss of net rental income available to Owner as to which Tenant may establish, in a court of competent jurisdiction or to the satisfaction of Owner, that Owner could have realized by leasing the premises to another tenant known to Owner, or to another tenant with which Owner may have been able to contract if Owner had expended reasonable efforts to locate such a tenant.

               16.4 If, upon any forfeiture, Owner shall elect to recover possession of the premises, no demand shall be necessary before such recovery of possession; and Owner may enter

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the premises, or any part, and take possession and expel Tenant or other occupants and their effects, without being guilty of any trespass.

          16.5 Should Owner or Tenant fail to pay taxes or make repairs or fail to perform any other duty under this lease the other party may, after giving thirty (30) days' notice in writing, perform such duty and the cost of performance shall be offset against or added to the rental amount and in the latter case shall become immediately due and owing.

          16.6 The failure of Owner to declare a breach or forfeiture of this lease for the violation of any term, condition or covenant shall not be construed as a waiver of the rights to declare a breach or forfeiture of this lease upon the occurrence of any subsequent act or omission, the right to declare a breach or forfeiture being a continuing one in Owner. Acceptance of rentals subsequent to any forfeiture shall not be considered a confirmation or renewal of this lease.

          16.7 Should Tenant vacate the premises prior to the expiration of the original or any extended term of this lease, no act or actions taken by the Owner or its agents shall be deemed an acceptance of a surrender of the premises. No agreement to accept the surrender of the premises shall be valid unless the same be in writing and signed by the Owner.

                                   SECTION 17
                                  SUBORDINATION

          This lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien or liens of any and all mortgages, deeds of trust, deeds to secure debt or other instruments in the nature thereof ("Owner's mortgage"), and to all modifications, renewals or extensions thereof, which may now or hereafter effect or encumber Owner's title to the premises. Tenant shall, upon demand, at any time or times, execute, acknowledge, and deliver to Owner or to a holder of Owner's mortgage, without expense, any instruments that may be necessary to make this lease subordinate to the lien of Owner's mortgage.

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                                   SECTION 18
                          OCCUPATION AFTER TERMINATION

          Should Tenant continue in possession, with or without the consent of Owner, after expiration of the term or after a forfeiture incurred, Tenant shall continue paying the amount of rent specified in this lease and shall continue to be subject to all of the terms and conditions of this lease, except that Tenant shall be the tenant at will of Owner, and in no event a tenant from year to year or from month to month, and Tenant may be required to vacate the premises without notice and may be removed by legal process as upon a forcible and unlawful detainer.

                                   SECTION 19
                                 ATTORNEY'S FEE

          If it shall become necessary for Owner or Tenant to employ an attorney to assert any right or enforce any obligation under this lease, after default, such party, if he prevails, shall be entitled to recover, in addition to all other costs and expenses, the reasonable costs and charges of such attorney.

                                   SECTION 20
                                     NOTICES

          All notices or communications which this instrument requires or permits to be given shall be in writing and shall be mailed or delivered to the respective addresses set forth below, or to such other address as may be designated in writing by either party.

          To Owner as follows:

          Henry Luken
          900 Fairway Lane
          Soddy Daisy, TN 37379-4520

          To Tenant as follows:

          Covista, Inc.
          4801 Highway 58
          Chattanooga, TN 37416

                                   SECTION 21
                                 ENTIRE CONTRACT

          This lease contains the entire contract between the parties relating to the demise of the premises and may not be altered, amended or changed except by instrument in writing signed by both parties hereto.


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                                   SECTION 22
                                BENEFIT OF LEASE

          This lease shall inure to the benefit of and shall be binding upon the heirs, legatees, legal representatives, and successors and assigns of the parties, subject to all the terms, conditions and contingencies set forth.

                                   SECTION 23
                                 LAW APPLICABLE

          This is a lease under the laws of the state in which the premises are located, and the validity and applicability of its provisions shall be governed by the laws of that state.

                                   SECTION 24
                          AMERICANS WITH DISABILITY ACT

          Tenant represents and covenants that it shall conduct its occupancy and use of the Premises in accordance with the Americans with Disabilities Act ("ADA"), or any other federal, state or local law or regulation pertaining to public accommodation access (including, but not limited to, modifying its policies, practices and procedures, and providing auxiliary aids and services to disabled persons at Tenant's expense). Tenant agrees to indemnify and hold Owner harmless from all liability, damages, penalties, costs and attorney fees arising from any claims brought or made against Owner resulting from Tenant's use, operation or occupancy of the premises brought pursuant to the ADA or any other federal, state or local law or regulation pertaining to public accommodation access. If the Tenant is allowed to make alterations and improvements to the Premises in conjunction with the Tenant taking occupancy of the Premises, Tenant agrees that all such work shall comply with the ADA. Furthermore, Tenant covenants and agrees that any and all future alterations or improvements made by Tenant to the Premises shall comply with the ADA. Any improvements in the premises necessary for Tenant's reasonable accommodation of its employees will be made at Tenant's expense.

                                   SECTION 25
                              ESTOPPEL CERTIFICATE

          At any time and from time to time, Tenant, on or before the date specified in a request theretofore made by Owner, shall execute, acknowledge and deliver to Owner a certificate prepared by Owner at Owner's expense, evidencing whether or not (a) this lease is in full force and effect, (b) this lease has been amended in any way, (c) there are any existing defaults on the part of Owner hereunder to the knowledge of Tenant and specifying the nature of such default, if any, and (d) the date to which rent, and other amounts due hereunder, if any, have been paid. Each certificate delivered pursuant to this
Section 27 may be relied on by any prospective purchaser or transferee of Owner's interest hereunder or of any part of Owner's property or by any holder or prospective holder of Owner's mortgage, or a mortgage or prospective mortgage of any part of Owner's other property.

                                   SECTION 26
                            TERMINOLOGY AND CAPTIONS

          The terms "Owner" and "Tenant" as used in this lease shall be construed to apply to the parties in the appropriate gender and number; and the term "Owner" shall in no way indicate that a tenancy greater than that described in this lease is either demised or warranted. The captions in this lease are inserted only as a matter of convenience and for reference and in no way define, limit, amplify or describe the scope of this lease or the intent of any provision thereof.

          IN WITNESS WHEREOF, the Owner and Tenant have executed duplicate copies of this lease this ______ day of ______________, 2003.

Copy No. ___


                                        ------------------------------
                                        (Henry G. Luken, III)

                                                                           OWNER


                                        COVISTA, INC..


                                        By:
                                           ---------------------------
                                                    President

                                                                          TENANT

STATE OF TENNESSEE   )
                     )
COUNTY OF HAMILTON   )

          Before me, a Notary Public, duly appointed, commissioned and qualified in and for the State and County aforesaid, personally appeared Henry G. Luken, III, the within named bargainor, with whom I am personally acquainted, and who signed, sealed and delivered the foregoing instrument in my presence, and who, upon oath, acknowledged that he executed the foregoing instrument for the purposes therein contained as his free act and deed.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal at my office in said State and County, on this the _______ day of _____________________, 2003.

                                        ------------------------------------
                                                   Notary Public

                                        My commission expires: __________

STATE OF TENNESSEE   )
                     )
COUNTY OF HAMILTON   )

          Before me, a Notary Public, duly appointed, commissioned and qualified in and for the State and County aforesaid, personally appeared ________________________, with whom I am personally acquainted, and who, upon oath, acknowledged himself to be the President of Covista, Inc., the within named bargainor, a corporation, and that he, as such officer of said corporation, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as President.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal at my office in said State and County, on this the _______ day of _____________________, 2003.

                                        ------------------------------------
                                                   Notary Public

                                        My commission expires:___________